UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2008 (April 18, 2008)

WILLAMETTE VALLEY VINEYARDS, INC.

(Exact name of registrant as specified in its charter)

Oregon	0-21522	93-0981021
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8800 Enchanted Way, S.E.

Turner, Oregon 97392

(Address of principal executive offices, including zip code)

(503)-588-9463

(Registrant’s telephone number, including area code)

(Former name or former address, if

changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2008, Willamette Valley Vineyards, Inc. (the “Company”) received a Nasdaq Staff Determination letter from the Nasdaq Listing Qualifications Department providing that the Company does not comply with the requirement for continued listing set forth in Marketplace Rule 4310(c)(14) because it did not file its report for the year ended December 31, 2007 on Form 10-KSB (“Form
10-KSB”) on a timely basis, and that its securities are, therefore, subject to delisting from The Nasdaq Capital Market.

The Company will request an appeal hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination.  There can be no assurance that the Panel will grant the Company’s request for continued listing.  However, the Company is excercising commercially reasonable efforts to complete its audit as expediently as possible.  Upon such completion, the Company intends to file its Form 10-KSB, and at that time expects to be in compliance with the requirements for continued listing.

The Company filed a Form 8-K on April 21, 2008, in which it stated that it anticipated filing its Form 10-KSB early in the week of April 21, 2008.  The Company is still working with its independent auditors to complete its audit, and is not able at this time to predict with certainty how long this will take, and therefore when its Form 10-KSB will be filed.  However, the Company is exercising commercially reasonable efforts to complete its audit as expediently as possible.

A copy of the Company’s press release announcing the receipt of the notice is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release of Willamette Valley Vineyards, Inc. dated April 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 24, 2008

Willamette Valley Vineyards, Inc.

By:	/s/ James W. Bernau
James W. Bernau
President